As filed with the Securities and Exchange Commission on July 23 , 2018

Registration No. 333 - 225589

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4148725
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

512 S. Mangum Street, Suite 408

Durham, NC 27701

(914) 630-7430

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Robert Ladd, President

MGT Capital Investments, Inc.

512 S. Mangum Street, Suite 408

Durham, NC 27701

(914) 630-7430

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Abbe L. Dienstag, Esq.

Kramer, Levin, Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

(212) 715-9280

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (1)
Common Stock, par value $0.001 per share		(2)		(3)		(3)	—
Preferred Stock, par value $0.001 per share		(2)		(3)		(3)	—
Debt Securities		(2)		(3)		(3)	—
Rights		(2)		(3)		(3)	—
Warrants		(2)		(3)		(3)	—
Units		(2)		(3)		(3)	—
Total		(2)			$150,000,000		$18,675

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the total amount of the filing fee payable in connection with this Registration Statement is $18,675. The filing fee was previously paid in connection with the filing of the initial registration statement.
(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of rights to purchase common stock or preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate number of units consisting of any combination of the securities registered hereunder as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $150,000,000 of the registrant’s common stock, preferred stock, debt securities, rights, warrants and/or units; and
●	an “at-the-market” offering prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $150,000,000 of the registrant’s common stock that may be issued and sold from time to time under an at-the-market offering agreement with Ascendiant Capital Markets, LLC, dated July 23 , 2018.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at-the-market offering prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the at-the-market offering prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. To the extent the full amount of common stock is not sold pursuant to the “at-the-market” offering prospectus, the registrant may offer other securities as provided in the base prospectus. In such case, a prospectus supplement will be filed to reflect the reduction in the number of shares sold or to be sold pursuant to the at-the-market offering prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 23 , 2018

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Rights

Warrants

Units

From time to time, we may offer up to $150,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the OTCQB marketplace under the ticker symbol “MGTI.” On July 19 , 2018, the last reported sale price of our common stock was $0.90 per share. We have made an application to The Nasdaq Stock Market to list our common stock on The Nasdaq Capital Market, although there can be no assurance that our application will be approved.

We may sell the securities offered through this prospectus directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referred to under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus as described on page 25 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July [  ], 2018.

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ABOUT THE PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document. You should also not assume that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus, and the information incorporated by reference in this prospectus, contain summaries of provisions of certain other documents, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, as used in this prospectus, the terms “MGT,” “the Company,” “we,” “us” and “our” refer to MGT Capital Investments, Inc.

Company Overview

MGT Capital Investments, Inc. is a Delaware corporation, incorporated in 2000. The predecessor of the Company was originally incorporated in Utah in 1977. MGT is comprised of the parent company and certain, wholly-owned subsidiaries.

Cryptocurrency Mining Business

We are engaged in Bitcoin mining operations.

Bitcoin is a world–recognized cryptocurrency, which can be traded and converted into major fiat currencies on cryptocurrency exchanges. Cryptocurrencies are a medium of exchange that are transacted through and recorded on a decentralized distributed ledger system, called “blockchain.” The blockchain is built by a chronological addition of transactions, which are grouped into blocks. Each new block requires a mathematical problem to be solved before it can be confirmed and added to the blockchain.

Bitcoin mining entails solving these complex mathematical problems using custom designed and programmed application-specific integrated circuit computers (referred to as miners). Bitcoin miners perform a vital function on the Bitcoin blockchain network, by performing so-called hash calculations and adding transaction blocks to the blockchain ledger. When a miner is successful in adding a block to the blockchain, it is rewarded with a fixed number of Bitcoin; a miner can also be compensated by network transaction fees. Bitcoin capacity is measured by computational hashing rate, which is a measure of computations per second performed.

Additional information about Bitcoin, blockchain and cryptocurrencies can be found on publicly available educational sources such as www.bitcoin.org.

Our Operations

In September 2016, MGT commenced its Bitcoin mining operations in the Wenatchee Valley area of central Washington. Throughout 2017 and 2018 we expanded our mining capacity with the purchase of additional miners and entering into hosting and power agreements with Washington facilities owners. We also entered into management agreements with third party investors whereby the investors purchase the mining hardware, and the Company receives both a fee to manage the mining operations plus one-half of the net operating profit. In the twelve months ended December 31, 2017, the Company mined approximately 856 coins and recorded $3,134,000 in revenue. In the three months ended March 31, 2018, the Company mined 91.5 coins and recorded $956,000 in revenue.

Due to the lack of availability of adequate electric power in Washington to support our growth, the Company moved operations to northern Sweden at the end of 2017. During the first quarter of 2018, we took delivery of additional Bitcoin mining machines in Sweden and moved or sold most of our Bitcoin mining machines from Washington. We plan to continue growing our mining capacity in Sweden during 2018.

At July 19 , 2018, MGT owned and operated approximately 500 miners located in a leased facility in Quincy, WA and 4,200 miners located in a leased facility in Sweden.

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In addition, the Company operates about 2,100 miners in the Sweden location pursuant to management agreements. Under the management arrangements the Company provides for installation, hosting, maintenance and repair of the managed Bitcoin miners. The Company charges the owners an operating fee of 10% of the amount of Bitcoin mined. The owners receive 50% of the Bitcoin mined net of the operating fee and electricity costs. The management agreements generally have a 24 month term.

When running at full capacity, the Company’s owned and managed miners are anticipated to have an aggregate computational hashing rate at 90 petahash per second.

Our Strategy

MGT’s strategy is to continue to expand its cryptocurrency mining operations and reduce costs by utilizing more efficient service providers, and to achieve operational economies of scale by increasing the number of Bitcoin machines maintained by the Company, either owned or managed.

Our longer–term objective is focused towards vertical integration of our cryptocurrency mining business as well as diversification into other areas of the rapidly emerging blockchain and cryptocurrency industry.

Legacy Businesses

Cybersecurity

Previously, it was the Company’s intention to develop a cybersecurity business, and position itself to address various cyber threats through advanced protection technologies for mobile devices and corporate networks. Legendary computer security pioneer John McAfee agreed to join MGT in November 2016 and served as Chairman and CEO until August 2017, at which time he was appointed Chief Cybersecurity Visionary, a position he held until his relationship with the Company ended in January 2018.

In May 2016, MGT entered into an agreement to acquire certain assets owned by D–Vasive, Inc., a company in the business of developing and marketing certain privacy and anti–spy applications. Also in May 2016, the Company agreed to acquire certain technology and assets of Demonsaw LLC, a company in the business of developing and marketing secure and anonymous information sharing applications. In July 2016, the Company and Demonsaw terminated their agreement, and simultaneously, D–Vasive entered into an agreement to purchase Demonsaw. The D-Vasive acquisition was terminated when the Company could not obtain listing approval of the New York Stock Exchange, on which its common stock was then traded, for the shares issuable in the transaction.

In August 2017, we commenced commercial development of our cybersecurity business, including Sentinel, a network intrusion detector released in October 2017. We realized only nominal revenue from our cybersecurity business.

On March 19, 2018, we announced the end of our cybersecurity operations by selling the Sentinel product line to a new entity formed by our cybersecurity unit’s management team and stopping development of a secure mobile phone. The Sentinel assets were sold for consideration of $60,000 in cash and a $1,000,000 promissory note, convertible into a 20% equity interest of the buyer.

Online and Mobile Gaming

Prior to engaging in the cybersecurity business, the Company and its subsidiaries were principally engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space as well as the social casino industry. The Company’s principal asset was DraftDay.com, at the time the third largest operator of online daily fantasy sports gaming, which the Company sold in September 2015. In partial consideration for the sale, MGT received a minority interest in the purchaser, renamed Function(x) Inc., and its subsidiary.

In a series of subsequent transactions, the Company acquired certain additional shares of Function(x). The Company sold all of its shares in Function(x) prior to March 31, 2017.

Corporate Information

Our principal executive offices are located at 512 S. Mangum Street, Suite 408, Durham, NC 27701, our telephone number is (914) 630–7430 and we maintain a website at www.mgtci.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

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The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities, rights to purchase our common stock or preferred stock, warrants to purchase any of such securities and units consisting of any combination of such securities, up to a total aggregate offering price of $150,000,000. These securities may be offered by us from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer.

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification ;

●	aggregate principal amount or aggregate offering price ;

●	maturity ;

●	original issue discount, if any ;

●	rates and times of payment of interest or dividends, if any ;

●	redemption, conversion, exchange or sinking fund terms, if any ;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange ;

●	ranking ;

●	restrictive covenants, if any ;

●	voting or other rights, if any ; and

●	important U.S. federal income tax considerations, if applicable.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents ;

●	applicable fees, discounts and commissions to be paid to them ;

●	details regarding over-allotment options, if any ; and

●	the estimated net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time.

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The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series.

Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate up to 10,000,000 shares of preferred stock in one or more series and to determine the designations, voting powers, preferences and rights of each series of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common stock. Any convertible preferred stock we may issue will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

The Company has authorized for issuance 1,380,362 shares of preferred stock, par value $0.01 per share that are designated as Series A Preferred Stock. No shares of preferred stock of the Company are currently issued or outstanding.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.

The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under an indenture, which is a contract between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities if and when they are offered, as well as the complete indentures and any supplemental indentures that contain the terms of the debt securities.

A form of base indenture has been filed with the registration statement of which this prospectus forms a part. If we offer debt securities, the applicable supplemental indentures and forms of debt securities containing the actual terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or incorporated by reference from reports we file with the SEC.

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Rights

We may issue rights for the purchase of common stock, preferred stock or debt securities in one or more series.

In this prospectus, we have summarized certain general features of the rights. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of rights being offered, as well as the complete rights agreements, any supplemental rights agreements and rights certificates that contain the terms of the rights.

We will evidence each series of rights by rights certificates that we will issue. Rights may be issued under an applicable rights agreement that we enter into with a rights agent. We will indicate the name and address of the rights agent, if applicable, in the prospectus supplement relating to the particular series of rights being offered. A form of rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, although any actual rights agreement may differ from the form.

If we offer rights, forms of the applicable rights agreements, any supplemental rights agreements and forms of the applicable rights certificates containing the terms of the rights being offered will be filed, or incorporated by reference from reports we file with the SEC, as exhibits to the registration statement of which this prospectus is a part.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements, any supplemental warrant agreements and warrant certificates that contain the terms of the warrants.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered. A form of warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, although any actual warrant agreement may differ from the form.

If we offer warrants, forms of the applicable warrant agreements, any supplemental warrants agreements and forms of the applicable warrant certificates containing the terms of the warrants being offered will be filed, or incorporated by reference from reports we file with the SEC, as exhibits to the registration statement of which this prospectus is a part.

Units

We may issue units for the purchase of common stock, preferred stock, debt securities, rights or warrants, or any combination of such securities, in or more series.

In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of units being offered, as well as the complete unit agreements, any supplemental unit agreements and unit certificates that contain the terms of the units.

We will evidence each series of units by unit certificates that we will issue. A form of unit agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, although any actual unit agreement may differ from the form.

If we offer units, forms of the applicable unit agreements, any supplemental unit agreements and forms of the applicable unit certificates containing the terms of the units being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from reports we file with the SEC.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference in this prospectus.

Any statements in this prospectus, or incorporated in this prospectus, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), these forward-looking statements include, without limitation, statements regarding: projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at or by which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

●	our need for additional funding to support our operations and capital expenditures;

●	our working capital deficit;

●	our history of operating losses;

●	our limited revenue;

●	our uncertain prospects for profitability;

●	fluctuations in our operating results;

●	our inability to obtain the necessary computer hardware and electricity to sustain our Bitcoin mining operations;

●	our inability to grow our workforce and attract sophisticated talent necessary for our operations;

●	our inability to manage and maintain the growth of our business;

●	any losses we may incur as a result of litigation or government investigations;

●	regulations to which our business may become subject and which may increase our compliance costs;

●	our inability to protect our intellectual property rights;

●	possible security breaches; and

●	any negative or unfavorable media coverage.

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In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors other than those noted above that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of earnings to combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities or deposit accounts with reputable banking institutions.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our restated certificate of incorporation, as amended, and amended and restated bylaws are summaries. You should also refer to our restated certificate of incorporation, as amended, and our amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is part.

We have authorized capital stock consisting of 125,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock. As of July 19 , 2018, there were 73,939,250 shares of our common stock, and no shares of preferred stock, outstanding.

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Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution, after distributions to the holders of our preferred stock, if any. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.

Our common stock is quoted on the OTCQB marketplace under the ticker symbol “MGTI.” We have made an application to The Nasdaq Stock Market LLC to list our common stock on The Nasdaq Capital Market, although there can be no assurance that our application will be approved. On March 23, 2018, our stockholders approved the authorization of our Board of Directors to implement a reverse split of the Company’s Common Stock at a ratio of 1–for–2 at any time before the 2018 annual meeting of stockholders. The Board of Directors currently intends to implement the reverse stock split only if the Company is required to increase its stock price to meet the listing standards of The Nasdaq Stock Market, but may determine to implement the reverse stock split for other reasons.

Outstanding options and warrants to acquire common stock; restricted stock

In 2016, our Board of Directors adopted, and our stockholders approved, the Company’s 2016 Stock Option Plan. Pursuant to this plan, the Company may issue to employees and directors of and consultants to the Company and its subsidiaries up to 18,000,000 shares of common stock. There are currently outstanding under the 2016 Stock Option Plan options to acquire 6,000,000 shares of common stock, at exercise prices of between $0.25 and $1.00 and with a weighted average exercise price of $ 0.71 .

The Company has also issued from time to time warrants to acquire common stock in private transactions. There are currently outstanding warrants to acquire 7,460,000 shares of common stock, at exercise prices of between $0.40 and $2.00 and with a weighted average exercise price of $ 0.85 .

The Company has from time to time issued restricted shares of common stock to directors, officers and employees of the Company under the 2016 Stock Option Plan, subject to prescribed vesting schedules. There are currently outstanding 4,116,667 shares of restricted stock.

Preferred Stock

The shares of preferred stock may be divided and issued from time to time in one or more classes and/or series within any class or classes as may be determined by our Board of Directors, each such class or series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board of Directors has the authority to adopt resolutions with respect to any unissued and/or treasury shares of preferred stock to issue the shares, to fix the number of shares constituting any class or series, and to provide for the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of preferred stock, and each class or series thereof, in each case without approval of the stockholders. The authority of the Board of Directors with respect to each class or series of preferred stock includes , without limiting the generality of the foregoing, the determination of the following:

●	The number of shares constituting that class or series and the distinctive designation of that class or series;

●	The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

●	Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

●	Whether or not shares of that class or series shall be redeemable, and if so, the terms and conditions of such redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

●	The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

●	Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

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The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of preferred stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

The Company has authorized for issuance 1,380,362 shares of preferred stock, par value $0.01 per share that are designated as Series A Preferred Stock. No shares of preferred stock of the Company are currently issued or outstanding.

The above description of our capital stock is a summary only and is subject to applicable provisions of the Delaware General Corporation Law, and our restated certificate of incorporation, as amended, and our amended and restated bylaws, each as may be further amended from time to time. You should refer to, and read this summary together with, our restated certificate of incorporation, as amended, and our amended and restated bylaws, each as may be further amended from time to time, to review all of the terms of our capital stock. Our restated certificate of incorporation, as amended, and our amended and restated bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents. Our restated certificate of incorporation, as amended, and our amended and restated bylaws, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our bylaws limit who may call special meetings of the stockholders. Our restated certificate does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Our bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our restated certificate and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

DGCL Section 203. The Company is not subject to Section 203 of the Delaware General Corporation Law, which imposes certain restrictions on transactions with interested stockholders, as defined.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We will issue the debt securities pursuant to an indenture that we will enter into with the trustee named in any such indenture and which will be qualified under the Trust Indenture Act of 1939, as amended.

A form of base indenture has been filed with the registration statement of which this prospectus forms a part. If we offer debt securities, the applicable supplemental indentures and forms of debt securities containing the actual terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or incorporated by reference from reports we file with the SEC. References to the indenture include the base indenture, and any applicable supplemental indenture as the context requires.

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The following summary of material provisions of the debt securities is subject to, and qualified in its entirety by reference to, all of the provisions of the base indenture and the supplemental indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The base indenture will not limit the amount of debt securities that we may issue. We may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate.

We may issue the debt securities as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities ;

●	any limit upon the aggregate principal amount that may be issued ;

●	the maturity date or dates ;

●	the form of the debt securities of the series ;

●	the applicability of any guarantees ;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt ;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination ;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined ;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates ;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period ;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions ;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable ;

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●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof ;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series ;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities ; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities ; and the depositary for such global security or securities ;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange ;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof ;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant ;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable ;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance ;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture ;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture ;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars ;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made ;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes ;

●	any restrictions on transfer, sale or assignment of the debt securities of the series ; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Covenants

In addition to any covenant that may be provided in the supplemental indenture, and described in the prospectus supplement , applicable to a particular series, the following are the covenants under the indenture with respect to any series of debt securities that we may issue:

●	the Company will cause to be punctually paid principal, premium, if any, and interest on the debt securities;

●	the Company will maintain an office or agency where the debt securities may be presented for payment, the debt securities may be presented for exchange or transfer, and notices and demands upon the Company may be served;

●	if the Company appoints one or more paying agents, it will cause such paying agents to execute an instrument providing for their responsibilities; and

●	whenever necessary to avoid or fill a vacancy in the office of the trustee, the Company will take action so that at all times there will be a trustee under the indenture.

Events of Default under the Indenture

Unless we provide otherwise in the supplemental indenture, and so describe in the prospectus supplement , applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of five business days ;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series ;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series ; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

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The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture ; and

●	subject to its duties under the Trust Indenture Act, if applicable, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series ;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request ;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request ; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless we provide otherwise in the supplemental indenture, and so describe in the prospectus supplement , applicable to a particular series of debt securities, we and the trustee may change the indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series ;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale” ;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities ;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture ;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect ;

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●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities ;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee ; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the supplemental indenture, and so describe in the prospectus supplement, applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series ;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities ; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment ;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (referred to as DTC), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

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At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the applicable supplemental indenture, and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing ; or

●	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, will undertake to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

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Governing Law

The indenture, the applicable indenture supplements , and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which may consist of rights to purchase common stock, preferred stock or debt securities. While the terms we have summarized below will apply generally to any rights that we may offer under this prospectus, we will describe the particular terms of rights that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any rights offered under a prospectus supplement may differ from the terms described below.

If we offer rights, forms of the applicable rights agreements, any supplemental rights agreements and forms of the applicable rights certificates containing the terms of the rights being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from reports we file with the SEC. We will indicate the name and address of the rights agent in the prospectus supplement relating to the particular rights being offered. A form of rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, although any actual rights agreement may differ from the form.

We urge you to read the applicable prospectus supplements related to the particular series of rights that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete rights agreement, any supplemental rights agreement and rights certificate that contain the terms of the rights.

General

We will describe in the applicable prospectus supplement the terms relating to rights being offered, including:

●	the holders of the class of Company securities, or other class of persons, to whom the rights will initially be issued;

●	the securities issuable upon exercise of the rights;

●	the terms of the securities issuable upon exercise of the rights;

●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise ;

●	in the case of rights to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one right and the price at which, and the currency in which, these shares may be purchased upon such exercise ;

●	the number of rights issued to each stockholder ;

●	the extent to which the rights are transferable ;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights ;

●	the period during which the rights will be exercisable;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities ;

●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering ; and

●	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the rights.

Exercise of Rights

Each right will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the rights may exercise the rights at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will become void.

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Unless we otherwise specify in the applicable prospectus supplement, holders of the rights may exercise the rights by delivering the rights certificate representing the rights to be exercised together with specified information, and paying the required amount to the rights agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the rights will be required to deliver to the rights agent in connection with the exercise of the rights.

Following the end of the rights offering period, and subject to receipt of the required payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the rights , the rights agreements and any supplemental rights agreements, and any claim, controversy or dispute arising under or related to the rights or rights agreements, will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

If we offer warrants, forms of the applicable warrant agreements, any supplemental warrant agreements and forms of the applicable warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from reports we file with the SEC. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered. A form of warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, although any actual agreement may differ from the form.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement, any supplemental warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreement, any supplemental warrant agreement and warrant certificate that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

●	the securities issuable upon exercise of the warrants ;

●	the terms of the securities issuable upon exercise of the warrants ;

●	the offering price or prices and aggregate number of warrants offered;

●	the currency or currencies for which the warrants may be purchased;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	the terms of any rights to force the exercise of the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants, the warrant agreements and any supplemental warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of units to purchase common stock, preferred stock, debt securities or warrants, or any combination of these securities, and may be issued in one or more series. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below.

If we offer units, forms of the applicable unit agreements, any supplemental unit agreements and forms of the applicable unit certificates containing the terms of the units being offered will be filed, or incorporated by reference from reports we file with the SEC, as exhibits to the registration statement of which this prospectus is a part. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered. A form of unit agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, although any actual unit agreement may differ from the form.

We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete unit agreement, any supplemental unit agreement and unit certificate that contain the terms of the units.

We will describe in the applicable prospectus supplement the terms relating to a series of units being offered, including:

General

We will describe in the applicable prospectus supplement the terms relating to a series of units being offered, including:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date or dates, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units, the unit agreements, any supplemental unit agreements and any claim, controversy or dispute arising under or related to the units or unit agreements, will be governed by and construed in accordance with the laws of the State of New York.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable registrar, trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

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Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable registrar , trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such registrar , trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable registrar , trustee or third party employed by us, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend the indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

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Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, and unless the prospectus supplement otherwise provides, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize an indirect holder as a holder of securities and instead will deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	unless otherwise provided in the applicable prospectus supplement, an investor may not cause the securities to be registered in his or her name, and will not be able to obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	a beneficial holder of rights or warrants will be required to observe the practice and procedures of the depositary and its bank, broker or other financial institution that is a direct or indirect participant in the depositary in order to exercise the rights or warrants ;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form ;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective ;

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●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security ;

●	we and any applicable registrar or trustee will have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way ;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well ; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests or will be held in direct registration on the books and records of the Company or its agent. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank, broker or other financial institution to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days ; or

●	if we notify any applicable trustee that we wish to terminate that global security .

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus, through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

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We may enter into option or other types of transactions that require us or our counter-parties or agents to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of our shares of common stock by broker-dealers;

●	sell shares of common stock short themselves and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver shares of common stock to a broker-dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us to settle those sales or to close out any related open borrowings of securities , and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities . The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales of common stock deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the OTCQB marketplace, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange, provided, however, that until our common stock is listed on a national securities exchange, we will only sell shares in privately negotiated transactions that are eligible for exemption under applicable state securities laws or are registered under such laws.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Kramer Levin Naftalis & Frankel LLP, New York, New York.

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EXPERTS

RBSM LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on RBSM LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.mgtci.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-32698. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 2, 2018 ;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018 ;

●	our Current Reports on Form 8-K filed with the SEC on February 9, 2018, February 28, 2018, March 9, 2018, March 19, 2018, March 23, 2018 (as amended by Amendment No. 1, filed on April 2, 2018), April 3, 2018, April 12, 2018, May 25, 2018, May 31, 2018 , June 7, 2018 and July 17, 2018, to the extent the information in such reports is filed and not furnished; and

●	the description of our common stock contained on Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on January 13, 2016.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

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Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address and telephone number, as applicable:

MGT Capital Investments, Inc.

512 S. Mangum Street, Suite 408

Durham, NC 27701

(914) 630-7430

You also may access these filings on our Internet site at www.mgtci.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement of which this prospectus is a part.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

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The information contained in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated July 23 , 2018

PROSPECTUS SUPPLEMENT

$150,000,000

Common Stock

We have entered into an at-the-market offering agreement, dated July 23, 2018 with Ascendiant Capital Markets, LLC, or Ascendiant, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the at-the-market offering agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through Ascendiant acting as our sales agent.

Our common stock is listed on the OTCQB marketplace under the symbol “MGTI.” On July 19 , 2018, the last reported sale price of our common stock was $0.90 per share. We have made an application to The Nasdaq Stock Market LLC to list our common stock on The Nasdaq Capital Market, although there can be no assurance that our application will be approved and that our common stock will trade on Nasdaq.

Sales of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended . Ascendiant will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Ascendiant and us. Sales of the shares of our common stock, if any, through Ascendiant or directly to Ascendiant acting as principal will be made by means of ordinary brokers’ transactions on an existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices agreed by Ascendiant and us or any other method permitted by law . However , pursuant to the terms of the at-the-market offering agreement, until our common stock is listed on a national securities exchange, we shall only sell shares hereunder in privately negotiated transactions that are eligible for exemption under applicable state securities laws or are registered under such laws. If we and Ascendiant agree on any method of distribution other than sales of shares of our common stock into an existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Ascendiant for sales of common stock sold pursuant to the at-the-market offering agreement will be an amount equal to 3% of the gross proceeds of any shares of common stock sold under the at-the-market offering agreement. See “Plan of Distribution” beginning on page S-9 for additional information regarding the compensation to be paid to Ascendiant.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-2 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

ASCENDIANT CAPITAL MARKETS, LLC

The date of this prospectus supplement is July ___, 2018

TABLE OF CONTENTS

Prospectus Supplement

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of our common stock. This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of common stock and certain other matters. The second part, the accompanying prospectus, gives more general information about securities that MGT may offer from time to time. Generally, references to the prospectus mean this prospectus supplement and the accompanying prospectus combined. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission (referred to as the SEC), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless the context indicates otherwise, as used in this prospectus supplement, the terms “MGT,” “the Company,” “we,” “us” and “our” refer to MGT Capital Investments, Inc. and, where appropriate, our subsidiary.

SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the base prospectus which is appended to this prospectus supplement, including the information incorporated by reference in this prospectus supplement, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement beginning on page S-2 and in the documents incorporated by reference into this prospectus.

Company Overview

We are engaged primarily in Bitcoin mining operations.

Bitcoin is a world–recognized cryptocurrency, which can be traded and converted into major fiat currencies on cryptocurrency exchanges. Cryptocurrencies are a medium of exchange that are transacted through and recorded on a decentralized distributed ledger system, called “blockchain.” The blockchain is built by a chronological addition of transactions, which are grouped into blocks. Each new block requires a mathematical problem to be solved before it can be confirmed and added to the blockchain.

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Additional information about Bitcoin, blockchain and cryptocurrencies can be found on publicly available educational sources such as www.bitcoin.org.

At July 19, 2018, MGT owned and operated approximately 500 miners located in a leased facility in Quincy, WA and 4,200 miners located in a leased facility in Sweden. In addition, the Company operates about 2,100 miners in the Sweden location pursuant to management agreements.

In the twelve months ended December 31, 2017, the Company mined approximately 856 coins and recorded $3,134,000 in revenue. In the three months ended March 31, 2018, the Company mined 91.5 coins and recorded $956,000 in revenue.

MGT’s strategy is to continue to expand its cryptocurrency mining operations and reduce costs by utilizing more efficient service providers, and to achieve operational economies of scale by increasing the number of Bitcoin machines maintained by the Company, either owned or managed.

Our longer–term objective is focused towards vertical integration of our cryptocurrency mining business as well as diversification into other areas of the rapidly emerging blockchain and cryptocurrency industry.

Our principal executive offices are located at 512 S. Mangum Street, Suite 408, Durham, NC 27701, our telephone number is (914) 630–7430 and we maintain a website at www.mgtci.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

THE OFFERING

Securities Offered By Us	Shares of our common stock having an aggregate offering price of up to $150,000,000 .

Manner of Offering	“At the market” offering that may be made from time to time through our sales agent, Ascendiant Capital Markets, LLC. See “Plan of Distribution” on page S-9.

Use of Proceeds	We currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” below, and under similar headings in other documents incorporated by reference into this prospectus.

OTCQB Symbol	“MGTI”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

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Additional Risks Related to our Common Stock

The price of our common stock has fluctuated considerably and is likely to remain volatile, in part due to the limited market for our common stock, and you could lose all or a part of your investment.

As discussed further below, there is a limited public market for our common stock, and we cannot provide assurances that a more active trading market will develop or continue. As a result of low trading volume in our common stock, the purchase or sale of a relatively small number of shares could result in significant share price fluctuations. Additionally, the market price of our common stock may continue to fluctuate significantly in response to a number of factors, some of which are beyond our control.

For these reasons and others, an investment in our securities is risky and you should invest only if you can withstand a significant loss and wide fluctuations in the value of your investment.

The price of our common stock will be influenced by the price of cryptocurrency, among other factors, and may be susceptible to wide swings in value.

Our common stock is subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-cryptocurrency assets such as revenue, cashflows, profitability, growth prospects or business activity levels. This is because the value and price of our shares, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of cryptocurrencies or blockchain generally, factors over which the Company has little or no influence or control. The Company’s share price may also be subject to pricing volatility due to supply and demand factors associated with few or limited public company options for investment in the cryptocurreny industry.

Cryptocurrency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or the Company or its share price, inflating and making their market prices more volatile or creating “bubble” type risks.

In addition, as a result of the Company being an early participant in the blockchain and cryptocurrency ecosystem, the Company’s shares may be perceived as a way of maintaining investment exposure to the blockchain and cryptocurrency markets without exposing the investor to the risk of a particular cryptocurrency. Cryptocurrency holders have realized exponential value due to large increases in the prices of cryptocurrencies and may seek to lock in cryptocurrency appreciation, and investing in the Company’s shares may be perceived as a way to achieve that result, but this may not continue in the future. As a result, the value of the Company’s shares, and the value of cryptocurrencies generally may be more likely to fluctuate due to changing investor confidence in future appreciation (or depreciation) in market prices, profits from related or unrelated investments or holdings of cryptocurrency. Such factors or events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, or on the price of the Company’s shares, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

A significant number of additional shares of our common stock may be issued at a later date, and their sale could depress the market price of our common stock.

As of July 19, 2018, we had outstanding warrants exercisable for 7,460,000 shares of our common stock and options exercisable for 6,000,000 shares of our common stock. The possibility of the issuance of these shares, as well as the actual sale of such shares, could substantially reduce the market price for our common stock and impede our ability to obtain future financing.

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Future sales and issuances of our equity securities or rights to purchase our equity securities, including pursuant to equity incentive plans, would result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may, as we have in the past, sell common stock, rights, warrants, options or convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, rights, warrants, options or convertible securities or other equity securities in more than one transaction, investors may be further diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to existing stockholders.

Because we are quoted on the OTCQB instead of a national securities exchange or quotation system, our investors may experience significant volatility in the market price of our stock and have difficulty selling their shares.

Our common stock is currently quoted on the OTC Market Group’s OTCQB market quotation system under the ticker symbol “MGTI.” The OTCQB is a regulated quotation services that displays real-time quotes and last sale prices in over-the-counter securities. Trading in shares quoted on the OTCQB is often thin and characterized by volatility in trading prices. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume and market conditions. As a result, there may be wide fluctuations in the market price of the shares of our common stock for reasons unrelated to operating performance, and this volatility, when it occurs, may have a negative effect on the market price for our securities. Moreover, the OTCQB is not a stock exchange, and trading of securities on this platform is more sporadic than the trading of securities listed on a national quotation system or stock exchange. Accordingly, our stockholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common stock improves.

We have recently applied for listing on The Nasdaq Capital Market, but there is no assurance that our application will be approved.

The Company has recently applied for listing on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC. We are currently in discussions with The Nasdaq Stock Market regarding our application, and we are hopeful that the Company can satisfy the applicable listing standards and otherwise meet the criteria of The Nasdaq Stock Market for admission to its Capital Market tier. We note that we do not currently satisfy the relevant listing standards, particularly the minimum bid price of $4.00, and that we will be required to provide The Nasdaq Stock Market with a plan for coming into compliance with the minimum bid price requirement.

We cannot assure you that we will be able to satisfy the necessary criteria for listing on The Nasdaq Capital Market, or any other national securities exchange, or, if the Company is approved for listing, that we will be able to obtain such approval during any particular time frame.

Even if our common stock were traded on a national securities exchange such as The Nasdaq Stock Market, there is no assurance that the trading volume of our common stock would significantly increase, that investors would experience a more liquid market for their shares or that volatility would decrease.

We may not be able to attract the attention of research analysts at major brokerage firms.

Because we are not listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of our company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf or recommend the purchase of our common stock because they may be less familiar with our company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for our shares will likely have an adverse effect on our ability to develop a liquid market for our common stock.

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Penny stock regulations may impose certain restrictions on marketability of our securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. A security listed on a national securities exchange is exempt from the definition of a penny stock. Our common stock is not currently listed on a national security exchange. Our common stock is therefore subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by such rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Broker-dealers must wait two business days after providing buyers with disclosure materials regarding a security before effecting a transaction in such security. Consequently, the “penny stock” rules restrict the ability of broker-dealers to sell our securities and affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities, thereby affecting the liquidity of the market for our common stock.

Stockholders should also be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or more broker-dealers that are often related to the promoter or issuer ;

●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases ;

●	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons ;

●	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers ; and

●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (referred to as FINRA) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

We do not intend to pay dividends on our common stock so any returns on our common stock will be limited to the value of our common stock.

We have never declared dividends on our common stock, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business. The payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors.

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Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. Also , investors seeking cash dividends should not purchase our common stock.

The price of our common stock could be affected by subpoenas issued to us  in an ongoing investigation.

As previously disclosed, in September 2016 and December 2017, respectively, the Company and its CEO and President received subpoenas from the SEC in connection with an ongoing investigation.  Both the Company and its CEO and President have complied with those subpoenas and otherwise cooperated with the investigation.  The ultimate outcome of the investigation and its potential impact on the Company cannot be ascertained at this time.  Regardless of the ultimate outcome, response to the subpoena has entailed, and may continue to entail, legal costs and the diversion of management’s attention, and could impact the trading prices of our common stock.

Additional Risks Related to this Offering

Our management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of common stock in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 50,000,000 shares of our common stock are sold at a price of $0.90 per share pursuant to this prospectus supplement, which was the last reported sale price of our common stock on the OTCQB on July 19, 2018, for aggregate gross proceeds of $45.0 million, you would experience immediate dilution of $0.44 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2018, after giving effect to this offering and the assumed offering price. The exercise of outstanding share options may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The actual number of shares we will issue under the at-the-market offering agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the at-the-market offering agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Ascendiant at any time throughout the term of the at-the-market offering agreement, provided that, pursuant to the terms of the at-the-market offering agreement, until our common stock is listed on a national securities exchange, we shall only sell shares hereunder in privately negotiated transactions that are eligible for exemption under applicable state securities laws or are registered under such laws. The number of shares that are sold by Ascendiant after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Ascendiant. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, and other factors , it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

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Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), these forward-looking statements include, without limitation, statements regarding: projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at , or by which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

●	our need for additional funding to support our operations and capital expenditures;

●	our working capital deficit;

●	our history of operating losses;

●	our limited revenue;

●	our uncertain prospects for profitability;

●	fluctuations in our operating results;

●	our inability to obtain the necessary computer hardware and electricity to sustain our Bitcoin mining operations;

●	our inability to grow our workforce and attract sophisticated talent necessary for our operations;

●	our inability to manage and maintain the growth of our business;

●	any losses we may incur as a result of litigation or government investigations;

●	regulations to which our business may become subject and which may increase our compliance costs;

●	our inability to protect our intellectual property rights;

●	possible security breaches; and

●	any negative or unfavorable media coverage.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors other than those noted above that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

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Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities or deposit accounts with reputable banking institutions.

DILUTION

Our net tangible book value as of March 31, 2018 was approximately $9.9 million, or $0.15 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2018. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Assuming the sale of 50,000,000 shares of our common stock in this offering at an assumed offering price of $0.90 per share, the last reported sale price of our common stock on the OTCQB marketplace on July 19, 2018, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2018 would have been approximately $53.6 million, or $0.46 per share. This represents an immediate increase in net tangible book value of $0.31 per share to existing stockholders and immediate dilution of $0.44 per share to investors purchasing our common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$0.90
Net tangible book value per share as of March 31, 2018	$0.15
Increase in net tangible book value per share attributable to this offering	$0.31
As adjusted net tangible book value per share as of March 31, 2018, after giving effect to this offering	$0.46
Dilution per share to investors purchasing our common stock in this offering	$0.44

The above discussion and table are based on 66,127,626 shares of our common stock outstanding as of March 31, 2018, and excludes:

●	7,811,624 shares issued by the Company subsequent to March 31, 2018 through July, 19 , 2018;
●	6,000,000 shares of our common stock issuable upon the exercise of stock options outstanding as of July 19 , 2018, at a weighted- average exercise price of $ 0.71 per share ;
●	7,460,000 shares of common stock issuable upon the exercise of warrants outstanding as of July 19 , 2018, at a weighted-average exercise price of $ 0.85 per share; and
●	6,543,308 shares of common stock reserved for future issuance under our 2016 Stock Option Plan as of July 19 , 2018.

The table above assumes for illustrative purposes that an aggregate of 50,000,000 shares of our common stock are offered during the term of the at-the-market offering agreement with Ascendiant at a price of $0.90 per share, the last reported sale price of our common stock on the OTCQB marketplace on July 19, 2018, for aggregate gross proceeds of $45.0 million. The shares subject to the at-the-market offering agreement with Ascendiant are being sold from time to time at various prices.

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To the extent that outstanding stock options or warrants outstanding have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 125,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock. As of July 19, 2018, there were 73,939,250 shares of our common stock, and no shares of preferred stock, outstanding.

Additional information related to our capital stock is contained in the base prospectus which is appended to this prospectus supplement.

You should also refer to our restated certificate of incorporation, as amended, and our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus supplement is part.

PLAN OF DISTRIBUTION

We have entered into an at-the-market offering agreement, dated July 23 , 2018, with Ascendiant Capital Markets, LLC pursuant to which we may issue and sell up to an aggregate of $150,000,000 of our common stock from time to time solely through Ascendiant acting as agent. Sales of the shares of our common stock, if any, through Ascendiant or directly to Ascendiant acting as principal will be made by means of ordinary brokers’ transactions on an existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices agreed by Ascendiant and us or any other method permitted by law, provided, however, that, pursuant to the terms of the at-the-market offering agreement, until our common stock is listed on a national securities exchange, we will only sell shares hereunder in privately negotiated transactions that are eligible for exemption under applicable state securities laws or are registered under such laws. If we and Ascendiant agree on any method of distribution other than sales of shares of our common stock into an existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. A copy of the at-the-market offering agreement is being filed as an exhibit to the registration statement of which this prospectus supplement is a part and which is incorporated by reference in this prospectus supplement.

We will pay Ascendiant in cash, upon each sale of our common stock pursuant to the at-the-market offering agreement, a commission equal to 3% of the aggregate gross proceeds from the sale of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed to reimburse Ascendiant upon request for its reasonable costs and out-of-pocket expenses incurred in connection with the at the market offering, including due diligence fees and expenses in the amount of $25,000, which has been paid prior to the date hereof and is subject to FINRA Rule 5110(f)(2)(C), and the fees and out-of-pocket expenses of its legal counsel in the amount of $35,000. Additionally, we have agreed to reimburse Ascendiant up to $5,000 for its legal fees during each quarter while this offering is ongoing.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Ascendiant in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Ascendiant may agree upon.

Ascendiant will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations. In connection with the sale of the common stock on our behalf, Ascendiant will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Ascendiant will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Ascendiant against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, each as amended.

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The offering of our common stock pursuant to the at-the-market offering agreement will terminate upon the earlier of (i) the issuance and sale of all of the common stock subject to the at-the-market offering agreement, (ii) the three year anniversary of the date of the at-the-market offering agreement, and (iii) the termination of the at-the-market offering agreement as permitted therein. We may terminate the at-the-market offering agreement at any time upon 5 business days’ prior notice.

Ascendiant and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Ascendiant will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a web site maintained by Ascendiant, and Ascendiant may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon by Kramer Levin Naftalis & Frankel LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for Ascendiant in connection with this offering.

EXPERTS

RBSM LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on RBSM LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including MGT Capital Investments, Inc. The address of the SEC website is www.sec.gov.

We maintain a website at www.mgtci.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-32698. The documents incorporated by reference into this prospectus contain important information that you should read about us.

S-10

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 2, 2018 ;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018;

●

our Current Reports on Form 8-K filed with the SEC on February 9, 2018, February 28, 2018, March 9, 2018, March 19, 2018, March 23, 2018 (as amended by Amendment No. 1, filed on April 2, 2018), April 3, 2018, April 12, 2018, May 25, 2018, May 31, 2018 , June 7, 2018 and July 17, 2018, to the extent the information in such reports is filed and not furnished; and

●	the description of our common stock contained on Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on January 13, 2016.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address and telephone number, as applicable:

MGT Capital Investments, Inc.

512 S. Mangum Street, Suite 408

Durham, NC 27701

(914) 630-7430

You also may access these filings on our Internet site at www.mgtci.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement of which this prospectus is a part.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

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$150,000,000

Common Stock

Prospectus

Ascendiant Capital Markets, LLC

July [  ], 2018

S-12

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$18,675
FINRA filing fee	$23,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$20,000
Transfer agent fees and expenses		(1)
Trustee fees and expenses		(1)
Printing and miscellaneous expenses		(1)
Total		$(1)

(1) These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time

Item 15. Indemnification of Officers and Directors

Article NINTH of our Restated Certificate of Incorporation states: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE NINTH shall apply to, or have any effect on the liability or alleged liability of, any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

Article IX of our Amended and Restated By-Laws states: The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article IX shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with applicable law as then in effect. All right to indemnification conferred in this Article IX, including such right to advance payments and the evidentiary, procedural and other provisions of this Article IX, shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided for officers and directors.

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

II-1

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGT pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description
1.1	At-The-Market Offering Agreement between MGT Capital Investments, Inc. and Ascendiant Capital Markets, LLC*
4.1	Form of Indenture**
4.2	Form of Warrant Agreement*
4.3	Form of Rights Agreement*
4.4	Form of Unit Agreement*
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP*
21.1	Subsidiaries (Incorporated by reference to the Company’s Annual Report on Form 10-K, filed April 2, 2018)
23.1	Consent of RBSM LLP*
24.1	Power of Attorney authorizing signature (contained on the signature page of the initial Registration Statement)

*	Filed herewith.

**	Previously filed as an exhibit to Form S-3 on June 12, 2018, and incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act ;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement ; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement ;

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provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement ; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 ; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant ; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant ; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7)	That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Durham, North Carolina on this 23 rd day of July, 2018.

MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Robert B. Ladd
(Robert B. Ladd)
President, Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Ladd, and Robert S. Lowrey, and each of them, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	July 23, 2018
(H. Robert Holmes)

*	Director	July 23 , 2018
(Michael Onghai)

/s/ Robert B. Ladd	Director	July 23, 2018
(Robert B. Ladd)

/s/ Robert S. Lowrey	Chief Financial Officer and Principal	July 23, 2018
(Robert S. Lowrey)	Accounting Officer

* By:	/s/ Robert B. Ladd
(Robert B. Ladd)
Attorney in Fact